SCHEDULE A DATED FEBRUARY 21, 2002, AS AMENDED NOVEMBER 1, 2002
                                     TO THE
                         INVESTMENT ADVISORY AGREEMENT
                              DATED APRIL 28, 1996
                                    BETWEEN
                TURNER FUNDS & TURNER INVESTMENT PARTNERS, INC.


Pursuant to Article 3, the Trust shall pay the Adviser compensation at an annual rate as follows:


                         PORTFOLIO                                    FEE (IN BASIS POINTS)
                         ---------                                    ---------------------

     Disciplined Large Cap Growth Fund                   0.60% to the average daily net assets
     Midcap Growth Fund                                  0.75% of the average daily net assets
     Small Cap Growth Fund                               1.00% of the average daily net assets
     Micro Cap Growth Fund                               1.00% of the average daily net assets
     Large Cap Value Fund                                0.74% of the average daily net assets
     Midcap Value Fund                                   0.74% of the average daily net assets
     Small Cap Value Fund                                0.85% of the average daily net assets
     Technology Fund                                     1.10% of the average daily net assets*
     Concentrated Growth Fund (formerly Top 20 Fund)     1.10% of the average daily net assets*
     Global Top 40 Fund                                  1.00% of the average daily net assets*
     New Enterprise Fund                                 1.10% of the average daily net assets*
     Financial Services Fund (formerly Future            1.00% of the average daily net assets*
     Financial Services Fund)
     New Energy & Power Technology Fund                  1.00% of the average daily net assets*
     Healthcare & Biotechnology Fund                     1.00% of the average daily net assets*
     Tax Managed US Equity Fund                          0.75% of the average daily net assets
     Core Fixed Income Fund                              0.45% of the average daily net assets
     Total Return Fixed Income Fund (formerly Core       0.50% of the average daily net assets
     High Quality Fixed Income Fund)
     Ultra Short Duration Fixed Income Fund              0.25% of the average daily net assets
     Short Duration Fixed Income Fund                    0.25% of the average daily net assets
     International Opportunities Fund**                  1.00% of the average daily net assets*
     International Discovery Fund**                      1.10% of the average daily net assets*
     Top 20 Value Fund                                   1.00% of the average daily net assets
     High Yield Fund                                     0.55% of the average daily net assets
     Large Cap Growth Opportunities Fund                 0.75% of the average daily net assets
     Strategic Value and High Income                     0.10% of the average daily net assets


*The advisory fee is subject to a performance adjustment based on the Fund's performance relative to the performance of such Fund's comparative index.

**On file with the SEC but not yet open to investors.